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                                                                   EXHIBIT 10.15


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (referred to herein as the "AGREEMENT"), dated as of June 20, 2000, is made by Wilson Investors - California, LLC, a Delaware limited liability company (the "PLEDGOR"), to and in favor of Equity Office Properties Management Corp., a Delaware corporation ("LENDER"), in consideration of $10.00 in hand paid by Lender to Pledgor, for other good and valuable considerations received by Pledgor, and in order to induce Lender to make a loan (the "LOAN") of up to $25,000,000 to Pledgor (also referred to herein as "BORROWER") evidenced by that certain Note made by the Borrower and payable to the order of Lender of even date herewith in the original principal amount of $25,000,000 (the "NOTE").

         10. DEFINITIONS. All capitalized terms used herein, but not defined shall have that meaning ascribed to them in the Note, or if not defined in the Note, the Master Agreement. As used herein, the following terms shall have the following meanings:

         "ACCOUNT DEBTOR" shall mean any person who is or who may become obligated to Pledgor under, with respect to or on account of an Account.

         "ACCOUNTS" shall mean any and all right, title and interest of Pledgor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future.

         "ACCOUNTS RECEIVABLE" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "COLLATERAL" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property, (h) Interests, (i) Deposit Accounts and (j) Proceeds, together with all income and profits from all of the foregoing, all distributions thereon, all other replacements and proceeds thereof and all rights, benefits and privileges pertaining thereto, but notwithstanding the foregoing, shall not include any of the following ("EXCLUDED ITEMS") (i) any and all amounts properly distributed by WEO to Borrower (whether held by Borrower or its members) as Permitted Holdbacks to the extent distributed prior to an Event of Default and at a time when there exists no situation with respect to which notice has been given by or to Borrower and which would result, with the passage of time, in an Event of Default if such situation remains uncured; (ii) any distributions by WEO properly made to Borrower of the Specified Project Allocation Amount as described in Section 5.7.4 of the Master Agreement (whether before or after an Event of Default); or (iii) any employment compensation properly paid by WEO or its affiliates to employees of WEO or Pledgor.

         "COMMODITY ACCOUNT" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "COMMODITY CONTRACT" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "COMMODITY CUSTOMER" shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "COMMODITY INTERMEDIARY" shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business


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provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "COPYRIGHT LICENSE" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting any right to Pledgor under any Copyright now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

         "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

         "DEPOSIT ACCOUNT" shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include Investment Property or accounts evidenced by an instrument.

         "DOCUMENTS" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "ENTITLEMENT HOLDER" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

         "EQUIPMENT" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by Pledgor. The term Equipment shall include Fixtures.

         "FINANCIAL ASSET" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "FIXTURES" shall mean all items of Equipment, whether now owned or hereafter acquired, of Pledgor, that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "GENERAL INTANGIBLES" shall mean all choses in action and causes of action and all other assignable intangible personal property of Pledgor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by Pledgor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, hedging agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to Pledgor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "INTELLECTUAL PROPERTY" shall mean all intellectual and similar property of Pledgor of every kind and nature now owned or hereafter acquired by Pledgor, including inventions, designs, Patents, COPYRIGHTS, LICENSES, TRADEMARKS, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "INTERESTS" shall mean Pledgor's rights to and with respect to: (a) any property of WEO whether real, personal, tangible or intangible; (b) capital accounts and capital contributions; (c) issues, profits, cash flow and income (whether distributed or undistributed); (d) refinancing and sale proceeds upon termination and dissolution of WEO or otherwise; (e) any and all property of WEO distributed to Pledgor at any time;


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(f) any amounts owed or paid to Pledgor on account of any indebtedness of WEO to
Pledgor (whether or not evidenced by instruments of indebtedness); (g) all compensation due, owing or paid to Pledgor by WEO; (h) any and all property received by Pledgor on account of Pledgor being a member in or creditor of WEO;
(i) any and all amounts (including cash, notes and any security therefor) received by Pledgor in connection with a sale by Pledgor of its interest in WEO (provided, however, that Lender shall not be deemed to have approved any such sale); (j) any refinancing or sale proceeds upon the refinancing, sale, conveyance or other disposition of the Property; (k) any products, proceeds or avails of any of the foregoing; and (l) any voting rights and other rights to control or influence WEO's decisions (provided, however, that, prior to an Event of Default, Pledgor shall have the unrestricted right (without any consent from Lender) to exercise such voting rights and rights to control or influence WEO's decisions); (m) any B Unit in WEO distributed or otherwise transferred to Pledgor by Lender; and (n) all replacements, additions, accessions, substitutions, proceeds and products relating thereto or therefrom, and all documents, ledger sheets and files of Pledgor relating thereto.

         "INVENTORY" shall mean all goods of Pledgor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by Pledgor under contracts of service, or consumed in Pledgor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of Pledgor.

         "INVESTMENT PROPERTY" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of Pledgor, whether now owned or hereafter acquired by Pledgor.

         "LICENSE" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which Pledgor is a party (other than those license agreements in existence on the date hereof and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by Pledgor as licensee thereunder).

         "PATENT LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, is in existence, or granting to Pledgor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of Pledgor under any such agreement.

         "PATENTS" shall mean all of the following now owned or hereafter acquired by Pledgor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "PROCEEDS" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Administrative Agent, (b) any claim of Pledgor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by Pledgor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by Pledgor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by Pledgor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by Pledgor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "SECURED OBLIGATIONS" shall mean all of Pledgor's obligations, including without limitation payment of amounts due, under the Note and the other Loan Documents (as defined in the Note).

         "SECURITIES" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books


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maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "SECURITIES ACCOUNT" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "SECURITY ENTITLEMENTS" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "SECURITIES INTERMEDIARY" shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "TRADEMARK LICENSE" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting to Pledgor any right to use any Trademark now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

         "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by Pledgor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         11. PLEDGE.

                  11.1 GRANT OF SECURITY INTEREST. To secure the Secured Obligations and other amounts and obligations due hereunder, Pledgor hereby pledges to Lender, and grants to Lender a security interest in, all of the Collateral.

                  11.2 MATERIAL INDUCEMENT. Pledgor hereby acknowledges that, in addition to the consideration recited above, Lender has given sufficient consideration for this Agreement and the assignment described herein by loaning funds under the Note. Pledgor further acknowledges that Lender is doing so in reliance on each of the terms of this Agreement and that the foregoing assignment of the Collateral is a material inducement to Lender to make such loan.

                  11.3 NO ASSUMPTION OF LIABILITY. By its acceptance hereof, Lender shall not be deemed to have assumed or become liable for any other obligations or liabilities of Pledgor under the Master Agreement, whether provided for by the terms thereof or arising by operation of law or otherwise. Pledgor hereby acknowledges and agrees that Pledgor is and remains liable thereunder to the same extent as though this Agreement had not been executed and delivered.

                  11.4 NO DISTRIBUTIONS. Pledgor hereby acknowledges that, except for the Excluded Items, Pledgor shall not receive any distributions on account of the Interests, nor shall Pledgor make any distributions or other payments. In addition, with respect to the Excluded Items, upon the occurrence of an event or existence of a situation with respect to which notice has been given by or to Borrower and which would result,


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with the passage of time, in an Event of Default, the Borrower shall have no right to receive any distributions of the Permitted Holdbacks until such event or situation has been cured, provided that any and all other Excluded Items may be distributed to Borrower notwithstanding that such an event or situation has occurred and notwithstanding any Event of Default.

         12. DEFAULTS AND REMEDIES.

                  12.1 DEFAULTS. The occurrence of any one or more of the following events or conditions with respect to Pledgor shall constitute an event of default ("EVENT OF DEFAULT") under this Agreement:

                           12.1.1 Pledgor fails to keep or perform any of its
agreements, undertakings, obligations, covenants or conditions under this Agreement and such failure continues for a period of 30 days after notice thereof from Lender to Pledgor provided, that if such failure cannot, because of its nature, be cured within said 30 day period, then, if Pledgor commences curing such failure within said 30 day period and diligently continues to attempt to cure such failure, Pledgor shall have up to an additional 90 day period to cure such failure.

                           12.1.2 Any representation, warranty or certification
made in this Agreement by Pledgor or otherwise made in writing in connection with or as contemplated by this Agreement or any of the other Loan Documents by Pledgor or Borrower shall be or become materially incorrect or false.

                           12.1.3 An "Event of Default" shall occur under any of
the Loan Documents.

                           12.1.4 The filing of a petition by Pledgor for relief
under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; the filing of any pleading or an answer by Pledgor in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition's material allegations regarding Pledgor's insolvency; a general assignment by Pledgor for the benefit of creditors; or Pledgor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Pledgor or any of its property.

                           12.1.5 The failure of Pledgor to effect a full
dismissal of any involuntary petition under the Bankruptcy Code or any other debtor relief law that is filed against Pledgor or in any way restrains or limits Pledgor or Lender regarding the Loan, the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or 120 days after the date of filing of such involuntary petition.

                           12.1.6 Any receiver, trustee or custodian is
appointed to take possession of all or any substantial portion of the assets of Pledgor.


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                  12.2 REMEDIES. Upon the occurrence of an Event of Default
hereunder, Lender may, at its option, without notice to or demand upon Pledgor or WEO, do any one or more of the following:

                           12.2.1 Declare the Loan and all other indebtedness of
Pledgor to Lender to be immediately due and payable, whereupon all unpaid principal and interest on said advances and other indebtedness shall become and be immediately due and payable.

                           12.2.2 Exercise any or all of the rights and remedies
provided for by the Code, specifically including, without limitation, the right to recover the reasonable attorneys' fees and other expenses incurred by Lender in the enforcement of this Agreement.

                           12.2.3 Notify WEO that Lender has the right to
receive any distributions from the Collateral; Pledgor hereby authorizes and directs WEO, after the occurrence and during the pendency of an Event of Default, to make all payments and distributions, with respect to the Collateral, to which Pledgor would otherwise be entitled, directly to Lender to be applied to the Loan and agrees to promptly deliver to Lender any distributions and payments with respect to the Collateral that it nevertheless receives.

                           12.2.4 Retain the Interests (except for the Excluded
Items) in satisfaction of the obligations secured hereby, with notice of such retention sent to either Pledgor or WEO, if required by law, or transfer the Interests or any portion thereof (except for the Excluded Items) into the name of its nominee.

                           12.2.5 Proceed by an action or actions at law or in
equity with respect to the obligations secured hereby or to foreclose this Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; at the option of Lender, Pledgor shall cause the Collateral to be marketed and sold in accordance with the requirements of Lender.

                           12.2.6 Enforce one or more remedies hereunder,
successively or concurrently, and such action shall not operate to estop or prevent Lender from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral or any portion thereof pursuant to the terms hereof shall not operate to release Pledgor of its obligations hereunder until full and final payment of any deficiency has been made in cash. Pledgor shall reimburse Lender from the Collateral for, or Lender may apply any proceeds of the Collateral to, the costs and expenses (including attorneys' fees, transfer taxes and any other charges) incurred by Lender in connection with any sale, disposition or retention of the Collateral hereunder.

                  12.3 NO MARSHALLING. Lender shall not be required to marshall the Collateral or any other security for the obligations secured hereby or to resort to the Collateral or any other security for the obligations secured hereby in any particular order and all of Lender's rights under the various instruments relating to the collateral shall be cumulative.


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                  12.4 WAIVER. Pledgor, to the maximum extent permitted by law, hereby waives every defense (now, theretofore or hereafter arising) of estoppel, laches, extension or moratorium applicable to any obligations or liabilities covered by this Agreement or of Pledgor under this Agreement and any claim that the release, substitution or addition of any portion of the Collateral, endorsers or guarantors affects the liability of Pledgor hereunder. Pledgor also expressly waives extension of the obligations of this Agreement arising by any reason whatsoever, including, without limitation, by reason of the institution of proceedings by or against Pledgor or WEO under or pursuant to the Federal Bankruptcy Code, or any amendment thereto, or any similar state or federal laws relating to the relief of debtors.

                  12.5 JUDICIAL PROCESS. In the event Lender recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, Lender may thereafter retain, sell or otherwise dispose of the Collateral in accordance with this Agreement or the Code, and following such retention, sale or other disposition, Lender may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. Pledgor hereby consents to the voluntary dismissal by Lender of such judicial action, and Pledgor further consents to the exoneration of any bond which Lender filed in such action.

                  12.6 SALE. Lender may sell the Collateral, or any part thereof, at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as Lender shall deem appropriate. Lender shall be authorized at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Lender that the Collateral may be offered and sold without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any statute then in effect corresponding to the Securities Act, and upon consummation of any such sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of either Pledgor, and Pledgor hereby waives, to the extent permitted by law, all rights of redemption and reinstatement, stay and/or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. In any sale of the Collateral, the Interests shall be sold subject to the Excluded Items in favor of Pledgor. Lender shall give Pledgor written notice, at least 10 days in advance of Lender's intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale, and in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix in the notice of such sale. At any private or public or other sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parts, as Lender may in its sole and absolute discretion determine and Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase for its account the whole or any part of the

Collateral at any public sale or sale at a broker's board or on a security exchange. Lender shall not be obligated to sell any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Lender may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The parties hereto agree that the method, manner and terms of sale or disposition of the Collateral authorized by this subsection are commercially reasonable. As an alternative to exercising the powers herein conferred upon it, Lender may, without limitation, proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree or a court or courts of competent jurisdiction.

                  12.7 PROTECTION OF COLLATERAL. At any time after the occurrence and during the pendency of an Event of Default, Lender shall have the right to make any payments and do any other acts Lender may deem necessary to protect its security interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Lender appears to be prior to or superior to the security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys' fees. Pledgor hereby agrees to reimburse Lender for all reasonable payments made and expenses incurred, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by Lender hereunder. Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

         13. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. Pledgor represents, warrants and agrees that:

                  13.1 TITLE. It is the legal, record and beneficial owner of, and has good and marketable title to, the Collateral, subject to no lien, claim, charge, restriction, pledge, security interest or other encumbrance (collectively, "LIEN") except the pledge and security interest created by this Agreement or under the Loan Documents or Sections 5.5 of 10.2.3 of the Master Agreement (if any were created under such sections).

                  13.2 VALID FIRST PRIORITY SECURITY INTEREST. The pledge, assignment and delivery of the Collateral pursuant to this Agreement and the filing of the appropriate UCC-1 financing statement by Lender in Delaware and California creates a valid perfected first priority security interest in the Collateral, and the proceeds thereof, subject to no Lien or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Collateral.

                  13.3 PLEDGOR'S LOCATION. As of the date hereof and the date of every Advance, Pledgor's chief office and place of business is located at Borrower's address set forth in the Note, and its records concerning the Collateral are kept at said office. Pledgor will not change its chief office nor its chief place of business nor the place where it maintains its records concerning the Collateral from the location specified above without giving 30 days' prior written notice thereof to Lender, provided, however, that, as and to the extent provided in the Loan Agreement, written notice to EOP Investor, L.L.C. shall be deemed to be written notice to Lender.

                  13.4 CONSENTS. As of the date hereof and the date of every Advance, no consents are necessary in connection with the execution and delivery by Pledgor of this Agreement and all other agreements, instruments and documents referred to herein or contemplated hereby and executed by Pledgor. Pursuant to the Loan Agreement, EOP Investor, L.L.C. is confirming its consent to the Loan Documents.

                  13.5 TRANSFERS. Without the prior written consent of Lender, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the security interest and pledge provided for by this Agreement or otherwise under the Loan Documents or Sections 5.5 or 10.2.3 of the Master Agreement (if any were created under such sections).

                  13.6 DELIVERY OF CERTAIN COLLATERAL. Pledgor covenants and agrees that if at any time any of the Collateral not now evidenced by any promissory note, draft, bond, acceptance, certificate or other instrument shall become evidenced by a promissory note, draft, bond, acceptance, certificate or other instrument, Pledgor will immediately deliver such promissory note, draft, bond, acceptance, certificate or other instrument to Lender, properly endorsed in blank, as Collateral hereunder.

                  13.7 DEFEND TITLE. Pledgor covenants and agrees that it will defend Lender's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons and entities whomsoever, and Pledgor covenants and agrees that it will have like title to and right to pledge or grant a security interest in any other property at any time hereafter pledged or granted to Lender as Collateral hereunder and will likewise defend Lender's right thereto and security interest therein.

                  13.8 NO OTHER FINANCING STATEMENT. No financing statement covering the Collateral, or any part thereof is on file in any public office, and Pledgor shall, at the request of Lender, join with Lender in executing a financing statement pursuant to the Uniform Commercial Code, as adopted in Illinois, (the "CODE"), and pay the fee for filing same in all public offices where filing may reasonably be deemed necessary by Lender.

                  13.9 DISCHARGE OF LIENS. Pledgor shall pay any indebtedness which may be secured by a lien or charge upon the Collateral and otherwise keep the Collateral free of unpaid charges; upon request, Pledgor shall deliver to Lender reasonably satisfactory evidence of any such payment. Upon the occurrence of an Event of Default (defined below) relating to any such payment, Lender may, but is not obligated to, make any payment required of Pledgor in the protection of the Collateral and purchase, discharge, compromise or settle any lien or other title claim, or cause same to be bonded or insured over in a manner satisfactory to Lender, or redeem from any sale or foreclosure affecting the Collateral, or contest any tax or assessment. All money advanced by Lender for any of the purposes stated in this Agreement or for the protection of the Collateral or of the lien of Lender therein (whether or not described in this Agreement), or in the enforcement (judicially or otherwise) of its rights hereunder, and all reasonable expenses paid or incurred in connection therewith, including, without limitation, attorneys' fees and expenses, shall be additional indebtedness secured by the security interest created by this Agreement and become immediately due and payable without notice and with interest thereon at the rate applicable under the Note.

                  13.10 MASTER AGREEMENT. As of the date hereof, true and correct copies of the Master Agreement and the Certificate of Formation of WEO (the "CERTIFICATE") are attached hereto as EXHIBIT A and the foregoing are in full force and effect. Pledgor shall not agree to any amendment or modification of the Master Agreement, and shall not permit the liquidation, winding up or termination of WEO, without the prior written consent of Lender, provided, however, that, as and to the extent provided in the Loan Agreement, the consent of EOP Investor, L.L.C. shall be deemed to be a consent binding upon Lender.

                  13.11 BORROWER'S RECORDS. Pledgor shall cause WEO to keep and maintain books and records of accounts in which full, true and correct entries shall be made of all dealings and transactions relating to WEO and the Interests, which books and records of account shall at all normal business hours following reasonable notice be open to the inspection of Lender and its accountants and other duly authorized representatives of Lender.

                  13.12 NO CONFLICT OR BREACH. As of the date hereof and the date of every Advance, except for matters disclosed to Lender prior to such dates and which taken as a whole do not have a material adverse effect upon Borrower or its ability to pay any amount owed hereunder (as determined by Lender in its sole and absolute discretion), neither the execution and delivery of this Agreement by Pledgor nor the fulfillment of the terms and provisions hereof (including any exercise of Lender's remedies hereunder) require the consent of any third party (including, without limitation, any lender), nor will same result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, will result in a breach of or constitute a default under, (a) the Master Agreement or (b) any other agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which either Pledgor or WEO is a party which (i) would have a material adverse effect on Pledgor or WEO, (ii) conflict with any law, order, rule or regulation applicable to either Pledgor or WEO of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over either Pledgor or WEO or its properties, or (iii) conflict with the Master Agreement, provided, however, that the foregoing representation is made in reliance upon the consent of EOP Investor, L.L.C. to the Loan Documents set forth in the Master Agreement.

                  13.13 ASSURANCES REGARDING PERFECTION. Pledgor will cause WEO to keep a copy of this Agreement with the records of WEO and to denote wherever appropriate elsewhere in such records that the Collateral has been assigned to Lender as collateral hereunder. In addition, Pledgor will, promptly upon request by Lender, procure or execute and deliver any document, give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance reasonably satisfactory to Lender, mark any chattel paper, deliver any chattel paper or instruments to Lender and take any other actions which are necessary or, in the reasonable judgment of Lender, desirable to perfect or continue the perfection and first priority of Lender's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons or to effect the purposes of this Security Agreement, including, without limitation, causing the Collateral to be certificated and the delivery of the certificates to Lender, and will pay all reasonable costs incurred in connection therewith.

                  13.14 NOTICE OF STATUS. Pledgor will, upon Lender's reasonable request, deliver to Lender records and schedules which show the status and condition of the Collateral and of Lender's security interest therein. Pledgor will promptly notify Lender in writing of any event, or change of law, regulation, business practice or business condition which materially adversely affects the value of the Collateral.

                  13.15 COMPLIANCE. Pledgor will comply with all laws, statutes and regulations pertaining to the use or ownership of the Collateral.

                  13.16 ERISA. Pledgor covenants to Lender that, for so long as this Agreement shall be continuing, Pledgor will not be an "employee benefits plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Pledgor's assets will not constitute assets of any such plan.

         14. REMEDIES CUMULATIVE, ETC. Each right, power and remedy of Lender provided in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of all such other rights, powers or remedies, and no failure or delay on the part of Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

         15. OBLIGATIONS ABSOLUTE, ETC. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of the Note or any document or instrument executed in connection therewith or provided for herein or therein, or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such document or instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such document or instrument or this Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Pledgor any guarantor or any of their respective properties or creditors; or (d) any limitation on Pledgor's or any guarantor's liability or obligations under any such instrument or any invalidity or unenforceability, in whole or in part of any such document or instrument or any term thereof; whether or not Pledgor shall have notice or knowledge of the foregoing.

         16. TERMINATION AND RELEASE. This Agreement shall terminate 367 days after all amounts payable pursuant to the Note have been paid. At the time of such termination, Lender, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Pledgor such of the Collateral as has not yet theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any unapplied monies at the time held by or Lender hereunder.

         17. FURTHER ASSURANCES. Pledgor, at its expense, will duly execute, acknowledge and deliver all such instruments and take all such action as Lender from time to time may request in order further to effectuate the purposes of this Agreement and to carry out the terms hereof. Pledgor, at his expense, will at all times cause this Agreement (or a proper notice or statement in respect hereof) to be duly recorded, published, filed and lodged and rerecorded, republished, refiled and relodged in such manner and in such places, if any, and will pay or cause to be paid all fees and charges in connection therewith, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interests of Lender hereunder.

         18. MISCELLANEOUS.

                  18.1 NOTICES. All communications provided for or related hereto shall be given in accordance with Section 13.7 of the Master Agreement.

                  18.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Pledgor and Lender. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of the Note at the time outstanding, each future holder of the Note and Pledgor.

                  18.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by Lender. Lender may assign its rights hereunder to any Affiliate.

                  18.4 ENTIRE AGREEMENT. Together with the Loan Documents, this Agreement embodies the entire agreement and understanding between Lender and Pledgor and supersedes all prior agreements and understandings between them relating to the subject matter hereof.

                  18.5 CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Illinois.

                  18.6 ENFORCEMENT COSTS. Pledgor shall reimburse Lender upon demand for all its costs of collection under this Agreement and costs of realization on the Pledged Security (including, without limitation, attorneys' fees and expenses).

                  18.7 INTERPRETATION. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  18.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      PLEDGOR:

                                      WILSON INVESTORS - CALIFORNIA, LLC,
                                      a Delaware limited liability company

                                      By:   /s/ TOM SULLIVAN
                                            ------------------------------------
                                      Name:  Tom Sullivan
                                            ------------------------------------
                                      Its:   Manager
                                            ------------------------------------

                                      LENDER:

                                      EQUITY OFFICE PROPERTIES MANAGEMENT CORP., a Delaware corporation

                                      By:    /s/ STANLEY M. STEVENS
                                            ------------------------------------
                                      Name:  Stanley M. Stevens
                                            ------------------------------------
                                      Its:   Vice President
                                            ------------------------------------